UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2004

Armor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-18863	59-3392443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Marsh Landing Parkway, Jacksonville, Florida	32250
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (904) 741-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Agreement to Acquire Bianchi International

Armor Holdings, Inc. (the "Company") executed a Stock Purchase Agreement, dated as of November 5, 2004 (the "Stock Purchase Agreement"), by and among the Company, Armor Holdings Products, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of the Company (the "Buyer"); Jack B. Corwin, as Trustee of the Jack B. Corwin Revocable Trust dated June 26, 1992; Gary W. French, as Trustee of the Gary W. and Carol D. French Revocable Trust, dated December 31, 1999; Gary W. French, as Trustee of the French Family Irrevocable Trust, Dated December 31, 1999 (all three trusts referred to collectively as the "Sellers"); Bianchi International, a California corporation ("Bianchi"); AccuCase, LLC, a California limited liability company ("AccuCase"); Bianchi Gunleather and Leather Products Co., Inc., a California corporation ("Bianchi Gunleather"); Jack B. Corwin; and Gary W. French, pursuant to which the Buyer has agreed to acquire all of the issued and outstanding shares of capital stock of Bianchi and all of the issued and outstanding membership interests in AccuCase (the "Bianchi Acquisition"). The aggregate purchase price is $60,000,000, subject to certain adjustments as set forth in the Stock Purchase Agreement. The purchase price will be paid in full in cash at the closing. However, pursuant to the terms of the Stock Purchase Agreement, $3,000,000 will be placed in escrow at closing in order to secure the indemnification obligations of the Sellers to the Buyer, which amount will be released from escrow on May 1, 2006, provided, that no claims have been made by the Buyer. The Stock Purchase Agreement contains customary indemnification provisions which terminate at varying times unless the indemnified party has, before the expiration of a right to indemnification, provided notice of a claim for indemnification to the indemnifying party.

There is no material relationship, other than in respect of the Bianchi Acquisition, between Bianchi, AccuCase, Bianchi Gunleather, the Sellers, Jack B. Corwin and Gary F. French, on the one hand, and the Company, the Buyer or any of their affiliates, or any director or officer of the Company or the Buyer, or any associate of any such director or officer, on the other hand.

The Company intends to close the acquisition upon the satisfaction of the conditions to closing, which include Hart-Scott-Rodino clearance and other customary conditions set forth in the Stock Purchase Agreement.

A copy of the Stock Purchase Agreement is attached to this report as Exhibit 2.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Stock Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Stock Purchase Agreement attached hereto as Exhibit 2.1.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits. The following Exhibit is filed herewith as a part of this report:

Exhibit	Description
2.1	Stock Purchase Agreement, dated as of November 5, 2004, by and among Armor Holdings Products, L.L.C., Jack B. Corwin, as Trustee of the Jack B. Corwin Revocable Trust dated June 26, 1992, Gary W. French, as Trustee of the Gary W. and Carol D. French Revocable Trust dated December 31, 1999, Gary W. French, as Trustee of the French Family Irrevocable Trust dated December 31, 1999, Bianchi International, AccuCase, LLC, Bianchi Gunleather and Leather Products Co., Inc., Armor Holdings, Inc., Jack B. Corwin and Gary W. French.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2004

ARMOR HOLDINGS, INC.

By: /s/ Robert R. Schiller
Name: Robert R. Schiller Title: President and Chief Operating Officer

EXHIBIT INDEX

Number	Exhibit
Exhibit 2.1	Stock Purchase Agreement, dated as of November 5, 2004, by and among Armor Holdings Products, L.L.C., Jack B. Corwin, as Trustee of the Jack B. Corwin Revocable Trust dated June 26, 1992, Gary W. French, as Trustee of the Gary W. and Carol D. French Revocable Trust dated December 31, 1999, Gary W. French, as Trustee of the French Family Irrevocable Trust dated December 31, 1999, Bianchi International, AccuCase, LLC, Bianchi Gunleather and Leather Products Co., Inc., Armor Holdings, Inc., Jack B. Corwin and Gary W. French.